As filed with the Securities and Exchange Commission on August 11, 2014

Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

DEALERTRACK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

___________________

Delaware	52-2336218
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1111 Marcus Ave., Suite M04

Lake Success, NY 11042
(Address, Including Zip Code, of Principal Executive Offices)

___________________

Fifth Amended and Restated

Dealertrack Technologies, Inc. 2005 Incentive Award Plan

(Full Title of the Plan)

___________________

Gary N. Papilsky

General Counsel

Dealertrack Technologies, Inc.

1111 Marcus Ave., Suite M04

Lake Success, NY 11042

(516) 734-3600

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $0.01 par value per share issuable under the Fifth Amended and Restated Dealertrack Technologies, Inc. 2005 Incentive Award Plan	8,416,147(1) Shares	$37.17	(2)	$312,828,183.99	(2)	$40,292.27	(2)
Totals	8,416,147(1) Shares	$37.17	(2)	$312,828,183.99	(2)	$40,292.27	(2)

(1)	Represents shares newly available under the Fifth Amended and Restated Dealertrack Technologies, Inc. 2005 Incentive Award Plan (the “Plan”) and shares that have become available under the Plan that were originally available under the legacy DealerTrack Holdings, Inc. 2001 Stock Option Plan. This Registration Statement covers, in addition to the number of shares of Dealertrack Technologies, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Plan as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 4, 2014, as quoted on the NASDAQ Global Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

__________________________

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

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PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statements on Form S-8, filed with the Commission on December 14, 2005, July 11, 2007, August 11, 2008 and August 7, 2009 (Commission File Nos. 333-130310, 333-144491, 333-152941 and 333-161145, respectively);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2013, filed with the Commission on February 21, 2014 (Commission File No. 000-51653);

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarters ended March 31, 2014 and June 30, 2014, filed with the Commission on May 12, 2014 (Commission File No. 000-51653) and August 11, 2014 (Commission File No. 000-51653);

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on February 13, 2014, March 4, 2014, April 14, 2014, April 17, 2014, June 3, 2014 and August 11, 2014 and our Current Reports on Form 8-K/A filed with the SEC on May 13, 2014 and August 11, 2014 (each, Commission File No. 000-51653); and

(e)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on December 6, 2005 (Commission File No. 000-51653), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

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Item 8.	Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on August 11, 2014.

DEALERTRACK TECHNOLOGIES, INC.

By:	/s/ Eric D. Jacobs
Eric D. Jacobs
Executive Vice President, Chief Financial Officer and Administrative Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark F. O’Neil and Eric D. Jacobs, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark F. O’Neil	Chairman, President and Chief Executive Officer	August 11, 2014
Mark F. O’Neil	(Principal Executive Officer)

/s/ Eric D. Jacobs	Executive Vice President,	August 11, 2014
Eric D. Jacobs	Chief Financial Officer and Administrative Officer
(Principal Financial and Accounting Officer)

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Signature	Title	Date

/s/ Joseph P. Payne	Director	August 11, 2014
Joseph P. Payne

/s/ James Foy	Director	August 11, 2014
James Foy

/s/ James David Power III	Director	August 11, 2014
James David Power III

/s/ Howard L. Tischler	Director	August 11, 2014
Howard L. Tischler

/s/ Ann B. Lane	Director	August 11, 2014
Ann B. Lane

/s/ John J. McDonnell, Jr.	Director	August 11, 2014
John J. McDonnell, Jr.

/s/ Barry Zwarenstein	Director	August 11, 2014
Barry Zwarenstein

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4	Fifth Amended and Restated Dealertrack Technologies, Inc. 2005 Incentive Award Plan. (Filed as Annex A of the Registrant’s Definitive Proxy Statement filed with the Commission on April 24, 2014 (Commission File No. 000-51653) and incorporated herein by this reference).

5	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of PricewaterhouseCoopers LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

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